UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          September 17, 2003
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                         COMMERCIAL FEDERAL CORPORATION
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             (Exact name of registrant as specified in its charter)


           NEBRASKA                  1-11515                     47-0658852
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(State or other jurisdiction      (Commission               (I.R.S. Employer
  of incorporation)               File Number)            Identification Number)


13220 CALIFORNIA STREET, OMAHA, NEBRASKA                              68154
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

                         COMMERCIAL FEDERAL CORPORATION
                         ------------------------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
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Item 5.  Other Events and Required FD Disclosure
------------------------------------------------

     On September 12, 1994, Commercial Federal Corporation (the "Corporation") and its wholly owned subsidiary, Commercial Federal Bank (the "Bank") commenced litigation relating to supervisory goodwill against the United States in the United States Court of Federal Claims seeking to recover monetary relief for the government's refusal to honor certain contracts that it had entered into with the Bank. The suit alleged that such governmental action constituted a breach of contract and an unlawful taking of property by the United States without just compensation or due process in violation of the Constitution of the United States. The Corporation and the Bank were pursuing alternative damage claims of up to approximately $230 million.

     On March 24, 2003, the Corporation received an order from the United States Court of Federal Claims denying its motion for summary judgment seeking to establish liability for breach of contract and granting the United States government's cross motion seeking to establish no liability for breach of contract with respect to the Corporation's acquisition of Empire Savings Building and Loan ("Empire"). In the litigation, the Corporation had alleged that with respect to its 1987 acquisition of Empire, the Federal Home Loan Bank Board promised that $190 million of goodwill (the amount by which Empire's liabilities exceeded its assets) would be included in the Bank's regulatory capital as well as the $60 million of preferred stock issued by the Bank to fund the acquisition of Empire. Although the Court granted a motion for summary judgment in the lawsuit in favor of the Corporation for a smaller goodwill claim against the United States involving the Corporation's acquisition of Territory Savings and Loan Association ("Territory"), the Corporation advised the Court that the damages in the Territory claim could not be separated from the damages in the Empire claim and a final judgment was issued by the Court dismissing the Corporation's lawsuit.

     The Corporation and the Bank have determined not to appeal the judgment issued by the United States Court of Federal Claims. As a result, the litigation with respect to Empire and Territory claims has been terminated with no damages being awarded to the Corporation or the Bank.

     The Bank also assumed a separate lawsuit in the merger with Mid Continent Bancshares, Inc. ("Mid Continent") against the United States also relating to a supervisory goodwill claim filed by the former Mid Continent. The lawsuit involving Mid Continent is pending. A final summation in the trial is set for the week of October 26, 2003. A final ruling is anticipated to follow within six months thereafter.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    COMMERCIAL FEDERAL CORPORATION
                                    -------------------------------------------
                                    (Registrant)


Date:    October 1, 2003            /s/ David S. Fisher
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                                    David S. Fisher
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Duly Authorized Officer)